EXHIBIT 99.1

FOR IMMEDIATE RELEASE
---------------------

For:     MAF Bancorp, Inc.               Contacts:    Jerry A. Weberling, Chief
         55th Street & Holmes Avenue                   Financial Officer
         Clarendon Hills, IL 60514                     (630) 887-5999

         www.mafbancorp.com                           Michael J. Janssen, SVP
                                                       (630) 986-7544

                  MAF BANCORP REPORTS FIRST QUARTER EARNINGS OF
                                 $.72 PER SHARE

Clarendon Hills, Illinois, April 20, 2005 - MAF Bancorp, Inc. (MAFB) reported net income for the first quarter ended March 31, 2005 of $24.2 million, or $.72 per diluted share, compared to $24.8 million, or $.73 per diluted share, in last year's first quarter. First quarter results met management's plan, and the Company continues to target annual earnings per share growth of 8% to 10% in 2005.

                   NET INTEREST INCOME AND NET INTEREST MARGIN

                                                        QE 3/31/05          QE 12/31/04          QE 3/31/04
                                                        ----------          -----------          ----------
Net interest margin...............................            3.04%               3.07%                3.10%
Interest rate spread..............................            2.82%               2.85%                2.90%
Net interest income (000's).......................      $   67,539          $   67,530           $   64,029

AVERAGE ASSETS:
Yield on interest-earning assets..................            5.04%               4.99%                4.94%
   Yield on loans receivable......................            5.22%               5.16%                5.14%
   Yield on mortgage-backed securities............            4.05%               3.88%                3.74%
   Yield on investment securities.................            5.00%               5.26%                5.11%
Average interest-earning assets (000's)...........      $8,899,553          $8,804,297           $8,264,886

AVERAGE LIABILITIES:
Cost of interest-bearing liabilities..............            2.22%               2.14%                2.04%
   Cost of deposits...............................            1.62%               1.51%                1.34%
   Cost of borrowed funds.........................            3.50%               3.44%                3.58%
Average interest-bearing liabilities (000's)......      $8,045,667          $7,915,439           $7,472,967

NET INTEREST MARGIN: MARCH 2005 V. DECEMBER 2004. The net interest margin declined during the quarter as deposits and other borrowings repriced faster than asset yields as short-term interest rates rose. The six basis point improvement in the yield on loans receivable was primarily the result of an increase in the yield on the equity line of credit portfolio, which in a rising rate environment, reprices more quickly than other components of the loan portfolio. The 11 basis point rise in the cost of deposits is largely due to higher rates on money market accounts and certificates of deposit driven by the higher short-term interest rates and more aggressive deposit pricing as the Company competes for deposit growth in its markets. As previously disclosed, the Company expects that the flatter yield curve and increased competition for deposits will pressure its net interest margin throughout 2005.

The increases in average interest-earning assets and liabilities during the quarter were the result of the acquisition of Chesterfield Financial Corp., which closed on October 31, 2004. Average interest-earning assets grew $95 million or 1.1% during the quarter, with growth occurring primarily in the balance of mortgage-backed securities, which increased $191 million, or 18%, primarily to redeploy proceeds from loan sales and the redemption of stock in the Federal Home Loan Bank of Chicago. Average loans receivable balances declined by $50.9 million during the quarter as loan origination volumes were lower than in the fourth quarter of 2004, the Bank experienced some large, expected paydowns on business banking loans and growth in equity line of credit balances has slowed from the strong growth in 2004.

The growth in average interest-earning assets during the quarter was primarily funded by deposits. Compared to the fourth quarter of 2004, the average balance of interest-bearing deposits rose by $131 million, or 2.4%, to $5.48 billion during the first quarter of 2005.

NET INTEREST MARGIN: MARCH 2005 V. MARCH 2004. On a year-over-year basis, the net interest margin declined by six basis points. Compared to the prior year quarter, the Company's average asset yields in the current quarter were 10 basis points higher, while the average cost of interest-bearing liabilities increased by 18 basis points. Average interest-earning assets and average-interest bearing liabilities both grew by 7.7% over the past year, due both to the Chesterfield acquisition and organic balance sheet growth.

                               LENDING PRODUCTION

                                                  QE 3/31/05               QE 12/31/04               QE 3/31/04
                                             --------------------   -----------------------     ----------------------
                                              AMOUNT         %        AMOUNT           %         AMOUNT           %
                                             --------      ------   ----------       ------     --------       -------
ORIGINATIONS BY LOAN CATEGORY (000'S)
-------------------------------------
1-4 family.............................      $414,729       50.4%   $  510,301        48.2%     $553,422        61.4%
Equity lines of credit(1)..............       281,004       34.1       320,797        30.3       231,983        25.8
Multi-family...........................        32,667        4.0        32,717         3.1        34,176         3.8
Commercial real estate and
    commercial business loans..........        49,030        6.0       103,710         9.8        49,034         5.4
Construction and land..................        37,807        4.5        81,424         7.7        27,984         3.1
Other..................................         8,387        1.0         9,966         0.9         4,284         0.5
                                             --------      -----    ----------       -----      --------       -----
Total loan originations................      $823,624      100.0%   $1,058,915       100.0%     $900,883       100.0%
                                             ========      =====    ==========       =====      ========       =====

1-4 FAMILY ORIGINATIONS
-----------------------
Fixed rate %...........................            32%                      33%                       41%
Adjustable rate %......................            68                       67                        59
Refinance %............................            40                       35                        51

(1) Represents total disbursements during the quarter on all home equity lines, including amounts related to lines newly originated during the quarter and lines previously outstanding. This does not reflect any unused amounts that remain available at quarter end.

Total 1-4 family residential mortgage loan volume was down 19% during the past three months compared to the fourth quarter of 2004, and more than 25% lower than in the first quarter of 2004, trends that are consistent with the overall slowdown in the mortgage industry. Home equity volumes were also down in the current quarter, but home equity balances remained steady at $1.32 billion at March 31, 2005 compared to $1.34 billion at December 31, 2004, despite the sale of $76.8 million of equity line of credit balances during the quarter. Home equity balances at March 31, 2004 were $1.04 billion. Home equity loans are primarily floating-rate assets and represent approximately 19% of the Company's total loan portfolio at March 31, 2005, compared to 16% at March 31, 2004.

                               NON-INTEREST INCOME

                                                        QE 3/31/05         QE 12/31/04          QE 3/31/04
                                                        ----------         -----------          ----------
Total non-interest income (000's)..................        $17,835             $17,293             $20,395
Non-interest income / total revenue(1).............           20.9%               20.4%               24.2%

(1)      total revenue = net interest income plus non-interest income

OVERVIEW. As anticipated, the Company had no real estate development income during the first quarter of 2005 which, together with lower investment securities gains, resulted in a $2.6 million decline in non-interest income for the current quarter compared to the first quarter of 2004. Higher gains on sale of loans in the current period offset some of the declines in other non-interest income areas.

LOAN SALES AND LOAN SERVICING

                                                                   QE 3/31/05       QE 12/31/04       QE 3/31/04
                                                                   ----------       -----------       ----------
LOAN SALES
----------
1-4 family mortgage loans:
  Fixed-rate (000's)..........................................      $145,525          $154,490         $128,649
  Adjustable rate (000's).....................................         8,364            55,590            4,832
                                                                    --------          --------         --------
    Total (000's).............................................       153,889           210,080          133,481
Equity lines of credit (000's)................................        76,843                 -                -
                                                                    --------          --------         --------
Total loans sold (000's)......................................      $230,732          $210,080         $133,481
                                                                    ========          ========         ========

Gain on sale of 1-4 family mortgages (000's)..................      $  1,946          $  2,860         $  1,780
Gain on sale of equity lines of credit (000's)................         1,930                 -                -
                                                                    --------          --------         --------
    Total loan sale gains (000's).............................      $  3,876          $  2,860         $  1,780
                                                                    ========          ========         ========
Margin on 1-4 family loan sales (basis points)................           126               136              133
Margin on equity lines of credit sale (basis points)..........           251                 -                -

LOAN SERVICING
--------------
Loan servicing fee income (000's).............................      $    681          $    521         $    241
Valuation recovery on mortgage servicing rights (000's).......           125               317              555
Capitalized mortgage servicing rights as a percentage of loans
    serviced for others (basis points)........................            69                71               71

The Company is expanding its wholesale equity line of credit production and expects to continue sales of these single-service loan types during 2005 if favorable pricing trends continue. The decline in traditional loan sale volume during the quarter was due primarily to the overall slowdown in residential lending.

DEPOSIT ACCOUNT SERVICE FEES


                                                                   QE 3/31/05       QE 12/31/04       QE 3/31/04
                                                                   ----------       -----------       ----------
Deposit service charges (000's)...............................      $  7,646          $  8,687          $  7,856
Deposit service fees / total revenue..........................           9.0%             10.2%              9.3%
Number of checking accounts (period end)......................       246,500           245,000           235,600

While deposit account service fees remained relatively stable with fees recorded in last year's first quarter, on a sequential quarter basis this revenue source was down 12%, reflecting heavy competition for consumer checking accounts and declines in consumer overdraft activity.

REAL ESTATE DEVELOPMENT OPERATIONS


                                                                     QE 3/31/05       QE 12/31/04       QE 3/31/04
                                                                     ----------       -----------       ----------
Real estate development income - total (000's)....................    $     -           $ 1,396          $ 1,102
Residential lot sales.............................................          -                22               25
Pending lot sales at quarter end..................................        169                 -               58
Investment in real estate held for development or sale (000's)....    $40,173           $35,091          $32,557

The Company had no real estate development income during the quarter as it continued its development work in the new Springbank development in Plainfield, IL. As previously disclosed, the Company expects the initial lot sales in Springbank to begin closing in the second half of the year. The Company has offered initial lots for sale to builders in the first phase of the development and has experienced healthy demand to date. At March 31, 2005, 169 lots were under contract for sale.

SECURITIES SALES AND WRITEDOWNS


                                                                     QE 3/31/05       QE 12/31/04       QE 3/31/04
                                                                     ----------       -----------       ----------
INVESTMENT SECURITIES:
Net gains (losses) on sale and writedowns (000's).............        $  498           $(1,983)           $2,834

MORTGAGE-BACKED SECURITIES:
Net gains on sale (000's).....................................             -                11            $  489

There was minimal securities sale activity during the current quarter. The loss in the fourth quarter of last year was attributable to a $2.0 million other-than-temporary impairment writedown on the carrying value of $8.8 million of floating-rate Freddie Mac preferred stock investments. In last year's first quarter, three investment securities on which other-than-temporary impairment writedowns had been taken in prior years were sold at substantial gains.

                              NON-INTEREST EXPENSE

                                                                     QE 3/31/05       QE 12/31/04       QE 3/31/04
                                                                     ----------       -----------       ----------
Total non-interest expense (000's)............................        $48,155           $46,511          $46,890
Non-interest expense to average assets........................           1.99%             1.95%            2.10%
Efficiency ratio(1)...........................................          56.74%            53.59%           57.82%

(1) The efficiency ratio is calculated by dividing non-interest expense by the sum of net interest income and non-interest income, excluding net gain/(loss) on sale and writedown of mortgage-backed and investment securities.

1ST QUARTER 2005 V. 4TH QUARTER 2004. Total non-interest expense increased by $1.6 million compared to the fourth quarter of 2004 as compensation expense increases were offset by declines in other categories. Compensation and benefits expense increased by $2.9 million during the first quarter, primarily due to higher incentive and employment tax expenses. Other non-interest expenses declined by $1.2 million due primarily to lower losses from fraud, bad checks and debit card writeoffs.

1ST QUARTER 2005 V. 1ST QUARTER 2004. Compared to a year ago, total non-interest expenses increased by $1.3 million, or 2.7%. Modest advances in compensation, occupancy and other expenses were partially offset by declines in advertising.

Income tax expense totaled $13.0 million in the current quarter, equal to an effective income tax rate of 35.0%, an increase from the 33.8% reported in the fourth quarter of 2004 and the 33.4% effective rate reported for the quarter ended March 31, 2004. In the 2004 quarterly periods, the effective tax rate was lower due to the resolution of certain prior years' income tax matters.

                                  ASSET QUALITY

                                                                     QE 3/31/05       QE 12/31/04       QE 3/31/04
                                                                     ----------       -----------       ----------
Non-performing loans (NPL) (000's)............................        $30,309           $31,473          $30,259
Non-performing assets (NPA) (000's)...........................        $31,779           $32,960          $32,179
NPL / total loans.............................................            .44%              .46%             .47%
NPA / total assets............................................            .33%              .34%             .35%
Allowance for loan losses (ALL) (000's).......................        $36,249           $36,255          $34,437
ALL / total loans.............................................            .53%              .53%             .53%
ALL / NPL.....................................................          119.6%            115.2%           113.8%
Provision for loan losses (000's).............................        $     -           $   285          $   300
Net charge-offs (000's).......................................        $     6           $   263          $   418

The Company continues to maintain strong asset quality. Asset quality ratios were basically unchanged compared to the quarter ended December 31, 2004 and the year ago period. At March 31, 2005, 91% of non-performing loans consisted of loans secured by one-to four-family residential properties, slightly higher than the 89% reported at December 31, 2004.

                             BALANCE SHEET & CAPITAL

                                                                      3/31/05          12/31/04          3/31/04
                                                                    ----------        ----------       ----------
ASSETS:
Total assets (000's)..........................................      $9,710,873        $9,681,384       $9,077,753
Loans receivable (000's)......................................       6,831,830         6,881,780        6,454,210
Mortgage-backed securities (000's)............................       1,314,000         1,193,189        1,045,142

LIABILITIES AND EQUITY:
Total liabilities (000's).....................................      $8,757,803        $8,706,998       $8,162,889
Deposits (000's)..............................................       6,014,946         5,935,708        5,618,127
Borrowed funds (000's)........................................       2,575,155         2,600,667        2,381,838
Stockholders' equity (000's)..................................         953,070           974,386          914,864

OTHER:
1-4 family residential loans / total loans....................            59.1%             58.7%            60.7%
Core deposits / total deposits................................            58.9%             59.6%            59.9%
Book value per share..........................................      $    29.27        $    29.28       $    27.79
Stockholders' equity / total assets...........................             9.8%             10.1%            10.1%

Deposits increased by $79.2 million in the quarter equal to an annualized growth rate of 5.3%. Total assets increased by $29.5 million over the past three months. At March 31, 2005, 1-4 family residential loans (exclusive of home equity loans) comprised 59.1% of total loans. Commercial real estate and commercial business loans represented 9.4% of the loan portfolio at March 31, 2005, only slightly lower than the 9.5% at December 31, 2004.

Stockholders' equity declined by $21.3 million in the quarter largely due to the expenditure of $27.8 million for the repurchase of Company stock. The Company repurchased 644,000 shares during the quarter at an average price of $43.16 per share. There remained 700,000 shares authorized for repurchase under the Company's 1.2 million share repurchase program announced in January 2005. Stockholders' equity was also impacted by the $10.8 million decline in the fair value of the Company's available for sale securities portfolio resulting from the substantial increase in short-term interest rates during the quarter. The Bank's tangible, core and risk-based capital percentages of 7.43%, 7.43% and 11.79%, respectively, at March 31, 2005, exceeded minimum and well-capitalized regulatory capital requirements.

Following March 31, 2005, the Company formed a special purpose finance subsidiary, and the subsidiary issued $30 million in trust preferred securities on April 15, 2005. The trust preferred securities mature in 30 years and are callable at par in five years at the Company's option. The Company will pay interest on the indebtedness at 3 month LIBOR plus 1.75%, resetting quarterly. The proceeds were used to repay amounts drawn on the Company's existing $55 million line of credit, which remains available for general corporate purposes, including the Company's stock repurchase program.

MAF Bancorp is the parent company of Mid America Bank, a federally chartered stock savings bank. The Bank currently operates a network of 72 retail banking offices throughout Chicago and Milwaukee and their surrounding areas. Offices in Wisconsin operate under the name "St. Francis Bank, a division of Mid America Bank." The Company's common stock trades on the Nasdaq Stock Market under the symbol MAFB.

                          Forward-Looking Information
                          ---------------------------

Statements contained in this news release that are not historical facts, constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "plan," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. The Company undertakes no obligation to update these forward-looking statements in the future.

Factors which could have a material adverse effect on operations and could affect management's outlook or future prospects of the Company and its subsidiaries include, but are not limited to, higher than expected overhead, infrastructure and compliance costs, unanticipated changes in interest rates or further flattening of the yield curve, less than anticipated balance sheet growth, demand for loan products, unanticipated changes in secondary mortgage market conditions, deposit flows, competition, adverse federal or state legislative or regulatory developments, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and Federal Reserve Board, deteriorating economic conditions which could result in increased delinquencies in MAF's loan portfolio, the quality or composition of MAF's loan or investment portfolios, demand for financial services and residential real estate in MAF's market area, delays in real estate development projects, the possible short-term dilutive effect of other potential acquisitions, if any, and changes in accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

                       MAF BANCORP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in thousands, except per share data)


                                                                       THREE MONTHS ENDED
                                                                            MARCH 31,
                                                                     ------------------------
                                                                       2005            2004
                                                                     --------        --------
                                                                          (UNAUDITED)
Interest income.................................................     $111,524         102,007
Interest expense................................................       43,985          37,978
                                                                     --------         -------
    Net interest income.........................................       67,539          64,029
Provision for loan losses.......................................            -             300
                                                                     --------         -------
    Net interest income after provision for loan losses.........       67,539          63,729

Non-interest income:
    Net gain on sale of:
        Loans receivable held for sale..........................        3,876           1,780
        Mortgage-backed securities..............................            -             489
        Investment securities...................................          498           2,834
        Foreclosed real estate..................................          134             146
    Income from real estate operations..........................            -           1,102
    Deposit account service charges.............................        7,646           7,856
    Other loan fees.............................................        1,140           1,527
    Loan servicing fee income, net..............................          681             241
    Valuation recovery on mortgage servicing rights.............          125             555
    Brokerage commissions.......................................        1,015           1,096
    Other.......................................................        2,720           2,769
                                                                     --------         -------
        Total non-interest income...............................       17,835          20,395

Non-interest expense:
    Compensation and benefits...................................       26,630          25,634
    Office occupancy and equipment..............................        6,981           6,503
    Advertising and promotion...................................        2,022           2,407
    Data processing.............................................        2,044           2,118
    Other.......................................................        9,741           9,488
    Amortization of core deposit intangibles....................          737             740
                                                                     --------         -------
    Total non-interest expense..................................       48,155          46,890
                                                                     --------         -------
        Income before income taxes..............................       37,219          37,234
Income taxes....................................................       13,042          12,440
                                                                     --------         -------
    Net income..................................................       24,177          24,794
                                                                     ========         =======

Basic earnings per share........................................          .73             .75
                                                                     ========         =======
Diluted earnings per share......................................          .72             .73
                                                                     ========         =======

                       MAF BANCORP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             (Dollars in thousands)


                                                                                       MARCH 31,         DECEMBER 31,
                                                                                         2005                2004
                                                                                      ----------         ------------
                                                                                     (UNAUDITED)
ASSETS
Cash and due from banks........................................................       $  124,281         $  148,055
Interest-bearing deposits......................................................           33,597             56,089
Federal funds sold.............................................................           83,774             42,854
                                                                                      ----------         ----------
    Total cash and cash equivalents............................................          241,652            246,998
Investment securities available for sale, at fair value........................          400,102            388,959
Stock in Federal Home Loan Bank of Chicago, at cost............................          233,916            278,916
Mortgage-backed securities available for sale, at fair value...................        1,038,672            948,168
Mortgage-backed securities held to maturity (fair value $268,927 and $244,615).          275,328            245,021
Loans receivable held for sale.................................................           28,660             39,521
Loans receivable, net..........................................................        6,839,419          6,878,514
Allowance for loan losses......................................................          (36,249)           (36,255)
                                                                                      ----------         ----------
   Loans receivable, net of allowance for loan losses..........................        6,803,170          6,842,259
                                                                                      ----------         ----------
Accrued interest receivable....................................................           35,790             34,888
Foreclosed real estate.........................................................            1,470              1,487
Real estate held for development or sale.......................................           40,173             35,091
Premises and equipment, net....................................................          139,502            140,898
Other assets...................................................................          129,560            135,249
Goodwill.......................................................................          305,166            305,166
Intangibles....................................................................           37,712             38,763
                                                                                      ----------         ----------
                                                                                      $9,710,873         $9,681,384
                                                                                      ==========         ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Deposits...................................................................        6,014,946          5,935,708
    Borrowed funds.............................................................        2,575,155          2,600,667
    Advances by borrowers for taxes and insurance..............................           44,757             43,285
    Accrued expenses and other liabilities.....................................          122,945            127,338
                                                                                      ----------         ----------
        Total liabilities                                                              8,757,803          8,706,998
                                                                                      ----------         ----------
Stockholders' equity:

    Preferred stock, $.01 par value; authorized 5,000,000 shares; none
        outstanding............................................................                -                  -
    Common stock, $.01 par value; 80,000,000 shares authorized; 33,634,642
        shares issued; 32,558,252 and 33,273,235 shares outstanding............              336                336
Additional paid-in capital.....................................................          526,052            522,047
Retained earnings, substantially restricted....................................          486,050            468,408
Accumulated other comprehensive income (loss), net of tax......................          (12,508)            (1,676)
Stock in Gain Deferral Plan; 245,467 shares at December 31, 2004...............                -              1,211
Treasury stock, at cost; 1,076,390 and 361,407 shares..........................          (46,860)           (15,940)
                                                                                      ----------         ----------
    Total stockholders' equity.................................................          953,070            974,386
                                                                                      ----------         ----------
                                                                                      $9,710,873         $9,681,384
                                                                                      ==========         ==========

                       MAF BANCORP, INC. AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA
                        (In thousands, except share data)
                                   (Unaudited)


                                                        MARCH 31,        DECEMBER 31,        MARCH 31,
                                                          2005              2004               2004
                                                        ----------       ------------        ---------
Book value per share.......................            $     29.27      $     29.28              27.79
Tangible book value per share..............                  19.52            19.72              19.42
Stockholders' equity to total assets.......                   9.81%           10.06%             10.08%
Tangible stockholders' equity to tangible
    assets.................................                   6.77             7.01               7.26
Tangible capital ratio (Bank only).........                   7.43             7.14               7.11
Core capital ratio (Bank only).............                   7.43             7.14               7.11
Risk-based capital ratio (Bank only).......                  11.79            11.30              11.43
Common shares outstanding:
    Actual.................................             32,558,252       33,273,235         32,915,327
    Basic (weighted average for quarter)...             32,937,772       33,165,321         33,063,842
    Diluted (weighted average for quarter).             33,685,672       33,961,253         33,931,769
Non-performing loans.......................            $    30,309      $    31,473             30,259
Non-performing assets......................                 31,779           32,960             32,179
Allowance for loan losses..................                 36,249           36,255             34,437
Non-performing loans to total loans........                    .44%             .46%               .47%
Non-performing assets to total assets......                    .33              .34                .35
Allowance for loan losses to total loans...                    .53              .53                .53
Mortgage loans serviced for others.........            $ 3,659,359      $ 3,641,445          3,368,439
Capitalized mortgage servicing rights, net.                 25,383           25,697             23,808
Core deposit intangibles...................                 12,329           13,066             13,321


                                                                      THREE MONTHS ENDED
                                                                            MARCH 31,
                                                                  ----------------------------
                                                                     2005             2004
                                                                  ----------        ----------
Average balance data:
    Total assets..............................................    $9,658,497        $8,937,401
    Loans receivable..........................................     6,910,358         6,457,794
    Interest-earning assets...................................     8,899,553         8,264,886
    Interest-bearing deposits.................................     5,476,756         5,154,067
    Interest-bearing liabilities..............................     8,045,667         7,472,967
    Stockholders' equity......................................       968,343           911,200

Performance ratios (annualized):
    Return on average assets..................................          1.00%             1.11%
    Return on average equity..................................          9.99             10.88
    Average yield on interest-earning assets..................          5.04              4.94
    Average cost of interest-bearing liabilities..............          2.22              2.04
    Interest rate spread......................................          2.82              2.90
    Net interest margin.......................................          3.04              3.10
    Average interest-earning assets to average
        interest-bearing liabilities..........................        110.61            110.60
    Non-interest expense to average assets....................          1.99              2.10
    Non-interest expense to average assets and loans
        serviced for others...................................          1.45              1.53
    Efficiency ratio(1).......................................         56.74             57.82
Loan originations.............................................    $  823,624        $  900,883
Loans sold....................................................       230,732           133,481
Cash dividends declared per share.............................           .23               .21

(1) The efficiency ratio is calculated by dividing non-interest expense by the sum of net interest income and non-interest income, excluding net gain/(loss) on sale and writedown of mortgage-backed and investment securities.

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